Exhibit 99.1
NantHealth, Inc.
Summary of Unaudited Pro Forma Financial Information
(Dollars in thousands, except per share amounts)
Overview
On January 13, 2020, NantHealth, Inc., a Delaware corporation (the “Company”), entered into an asset purchase agreement (the “Purchase Agreement”) with Masimo Corporation (“Masimo”), VCCB Holdings, Inc., a wholly owned subsidiary of Masimo (collectively with Masimo, the “Purchaser”), and, solely with respect to certain provisions of the Purchase Agreement, NantWorks, LLC, an affiliate of the Company. Pursuant to the Purchase Agreement, the Company agreed to sell to the Purchaser certain of its assets related to its “Connected Care” business, including the products known as DCX (formerly DeviceConX), VCX (formerly VitalsConX), HBox and Shuttle Cable (collectively, the “Connected Care Business”).

On February 3, 2020, the Company completed the sale of the Connected Care Business (the "Disposition") for $47.25 million of cash consideration in exchange for assets primarily related to the Connected Care Business (as defined under the terms of the Purchase Agreement). The cash consideration is subject to adjustment based upon the final amount of working capital as of the closing date.
Basis of Presentation
The following unaudited pro forma consolidated balance sheet as of September 30, 2019 has been prepared to give effect to the Disposition as if it had occurred on September 30, 2019, and the following unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2019 and the years ended December 31, 2018 and 2017 have been prepared to give effect to the elimination of revenues and costs from continuing operations as a result of the Disposition as if it had occurred on January 1, 2017.
The unaudited pro forma consolidated financial statements for the Company were derived from, and should be read in conjunction with, the Company's unaudited interim Consolidated Financial Statements included in its Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 8, 2019 and from the audited Consolidated Financial Statements for the years ended December 31, 2018 and 2017 included in the Company's Annual Report on Form 10-K filed with the SEC on April 1, 2019.
The unaudited pro forma consolidated financial statements were prepared in accordance with Article 11 of Regulation S-X. The historical financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the Disposition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma consolidated statements of operations, expected to have a continuing impact on the combined results.
The pro forma adjustments are described in the notes to the unaudited pro forma financial information and are based upon available information and assumptions that the Company believes are reasonable.
The unaudited pro forma financial information included herein is for informational purposes only and is not necessarily indicative of what the Company's financial performance and financial position would have been had the Disposition been completed on the dates assumed, nor is such unaudited pro forma financial information necessarily indicative of the results to be expected in any future period. Actual results may differ significantly from those reflected here in the unaudited pro forma consolidated financial statements for various reasons, including but not limited to, the differences between the assumptions used to prepare the unaudited pro forma consolidated financial statements and actual results.
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FINANCIAL TABLES FOLLOW

NantHealth, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
As of September 30, 2019
(Dollars in thousands, except per share amounts)

	As Reported (A)	Pro Forma Adjustments		Pro Forma
Assets
Current assets
Cash and cash equivalents	$9,326	$47,250	(C)	$56,576
Accounts receivable, net	10,948	(3,926)	(D)	7,022
Inventories	202	(202)	(D)	—
Related party receivables, net	1,047	—		1,047
Prepaid expenses and other current assets	23,670	(525)	(D)	23,145
Total current assets	45,193	42,597		87,790
Property, plant, and equipment, net	16,351	(711)	(D)	15,640
Goodwill	115,930	(18,623)	(E)	97,307
Intangible assets, net	54,045	—		54,045
Investment in related party	33,612	—		33,612
Related party receivable, net of current	1,029	—		1,029
Operating lease right-of-use assets	10,353	(1,675)	(D)	8,678
Other assets	1,903	—		1,903
Total assets	$278,416	$21,588		$300,004

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$2,912	$(237)	(D)	$2,675
Accrued and other current liabilities	35,044	810	(D)(F)	35,854
Deferred revenue	17,792	(10,742)	(D)	7,050
Related party payables, net	3,771	—		3,771
Notes payable	946	—		946
Total current liabilities	60,465	(10,169)		50,296
Deferred revenue, net of current	2,764	(539)	(D)	2,225
Related party liabilities	22,583	—		22,583
Related party promissory note	112,666	—		112,666
Related party convertible note, net	8,736	—		8,736
Convertible notes, net	83,281	—		83,281
Deferred income taxes, net	1,892	—		1,892
Operating lease liabilities	11,418	(1,659)	(D)	9,759
Other liabilities	21,188	—		21,188
Total liabilities	324,993	(12,367)		312,626

Stockholders' deficit
Common stock, $0.0001 par value per share, 750,000,000 shares authorized; 110,619,906 shares issued and outstanding at September 30, 2019	11	—		11
Additional paid-in capital	888,994	(65)	(G)	888,929
Accumulated deficit	(935,135)	34,020	(H)	(901,115)
Accumulated other comprehensive loss	(447)	—		(447)
Total stockholders' deficit	(46,577)	33,955		(12,622)
Total liabilities and stockholders' deficit	$278,416	$21,588		$300,004

This unaudited pro forma financial information should be read in conjunction with the accompanying footnotes.

NantHealth, Inc.
Unaudited Pro Forma Consolidated Statements of Operations
For the Nine Months Ended September 30, 2019
(Dollars in thousands, except per share amounts)

	As Reported (A)	Pro Forma Adjustments		Pro Forma
Revenue:
Software-as-a-service related	$54,421	$—		$54,421
Software and hardware related	5,135	(5,135)	(I)	—
Maintenance	7,771	(7,771)	(I)	—
Total software-related revenue	67,327	(12,906)		54,421
Sequencing and molecular analysis	1,581	—		1,581
Home health care services	2,863	—		2,863
Total net revenue	71,771	(12,906)		58,865

Cost of Revenue:
Software-as-a-service related	17,155	(213)	(I)	16,942
Software and hardware related	2,203	(2,203)	(I)	—
Maintenance	1,065	(1,035)	(I)	30
Amortization of developed technologies	3,519	—		3,519
Total software-related cost of revenue	23,942	(3,451)		20,491
Sequencing and molecular analysis	4,065	—		4,065
Home health care services	1,471	—		1,471
Total cost of revenue	29,478	(3,451)		26,027

Gross profit	42,293	(9,455)		32,838

Operating Expenses:
Selling, general and administrative	47,101	(4,330)	(J)	42,771
Research and development	14,232	(3,990)	(J)	10,242
Amortization of acquisition-related assets	3,163	—		3,163
Impairment of intangible assets	3,977	—		3,977
Total operating expenses	68,473	(8,320)		60,153
Loss from operations	(26,180)	(1,135)		(27,315)
Interest expense, net	(13,443)	—		(13,443)
Other expense, net	(5,039)	—		(5,039)
Loss from related party equity method investment	(6,401)	—		(6,401)
Loss from continuing operations before income taxes	(51,063)	(1,135)		(52,198)
Benefit from income taxes	(168)	—		(168)
Net loss from continuing operations	$(50,895)	$(1,135)		$(52,030)

Basic and diluted net loss per share:
Continuing operations - common stock	$(0.46)			$(0.47)

Weighted average shares outstanding:
Basic and diluted - common stock	110,261,279			110,261,279

This unaudited pro forma financial information should be read in conjunction with the accompanying footnotes.

NantHealth, Inc.
Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 2018
(Dollars in thousands, except per share amounts)

	As Reported (B)	Pro Forma Adjustments		Pro Forma
Revenue:
Software-as-a-service related	65,646	—		65,646
Software and hardware related	4,534	(4,534)	(I)	—
Maintenance	9,834	(9,834)	(I)	—
Total software-related revenue	80,014	(14,368)		65,646
Sequencing and molecular analysis	3,129	—		3,129
Home health care services	6,321	—		6,321
Total net revenue	89,464	(14,368)		75,096

Cost of Revenue:
Software-as-a-service related	23,691	(201)	(I)	23,490
Software and hardware related	3,335	(3,225)	(I)	110
Maintenance	924	(924)	(I)	—
Amortization of developed technologies	4,933	—		4,933
Total software-related cost of revenue	32,883	(4,350)		28,533
Sequencing and molecular analysis	8,055	—		8,055
Home health care services	3,331	—		3,331
Total cost of revenue	44,269	(4,350)		39,919

Gross profit	45,195	(10,018)		35,177

Operating Expenses:
Selling, general and administrative	70,763	(6,158)	(J)	64,605
Research and development	20,916	(5,184)	(J)	15,732
Amortization of acquisition-related assets	4,217	—		4,217
Total operating expenses	95,896	(11,342)		84,554
Loss from operations	(50,701)	1,324		(49,377)
Interest expense, net	(17,120)	—		(17,120)
Other expense, net	(17,876)	—		(17,876)
Loss from related party equity method investment	(108,409)	—		(108,409)
Loss from continuing operations before income taxes	(194,106)	1,324		(192,782)
Benefit from income taxes	(3,673)	—		(3,673)
Net loss from continuing operations	$(190,433)	$1,324		$(189,109)

Basic and diluted net loss per share:
Continuing operations - common stock	$(1.74)			$(1.73)

Weighted average shares outstanding:
Basic and diluted - common stock	109,168,798			109,168,798

This unaudited pro forma financial information should be read in conjunction with the accompanying footnotes.

NantHealth, Inc.
Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 2017
(Dollars in thousands, except per share amounts)

	As Reported (B)	Pro Forma Adjustments		Pro Forma
Revenue:
Software-as-a-service related	60,730	—		60,730
Software and hardware related	7,648	(7,648)	(I)	—
Maintenance	10,421	(10,421)	(I)	—
Total software-related revenue	78,799	(18,069)		60,730
Sequencing and molecular analysis	2,554	—		2,554
Home health care services	5,323	—		5,323
Total net revenue	86,676	(18,069)		68,607

Cost of Revenue:
Software-as-a-service related	21,939	(176)	(I)	21,763
Software and hardware related	4,749	(3,852)	(I)	897
Maintenance	749	(133)	(I)	616
Amortization of developed technologies	5,172	(600)	(I)	4,572
Total software-related cost of revenue	32,609	(4,761)		27,848
Sequencing and molecular analysis	6,084	—		6,084
Home health care services	2,829	—		2,829
Total cost of revenue	41,522	(4,761)		36,761

Gross profit	45,154	(13,308)		31,846

Operating Expenses:
Selling, general and administrative	74,976	(6,469)	(J)	68,507
Research and development	33,862	(5,417)	(J)	28,445
Amortization of acquisition-related assets	4,216	—		4,216
Total operating expenses	113,054	(11,886)		101,168
Loss from operations	(67,900)	(1,422)		(69,322)
Interest expense, net	(16,168)	—		(16,168)
Other income, net	800	—		800
Loss from related party equity method investment	(50,334)	—		(50,334)
Loss from continuing operations before income taxes	(133,602)	(1,422)		(135,024)
Benefit from income taxes	(2,203)	—		(2,203)
Net loss from continuing operations	$(131,399)	$(1,422)		$(132,821)

Basic and diluted net loss per share:
Continuing operations - common stock	$(1.12)			$(1.14)

Weighted average shares outstanding:
Basic and diluted - common stock	116,737,860			116,737,860

This unaudited pro forma financial information should be read in conjunction with the accompanying footnotes.

NantHealth, Inc.
Notes to Unaudited Pro Forma Financial Information
(Dollars in thousands, except per share amounts)
The Company's unaudited pro forma financial information as of September 30, 2019, the nine months ended September 30, 2019, and the years ended December 31, 2018 and 2017 include the following adjustments:

(A)	As reported in the Quarterly Report on Form 10-Q filed by the Company with the SEC on November 8, 2019.

(B)	As reported in the Annual Report on Form 10-K filed by the Company with the SEC on April 1, 2019.

(C)
Pro forma adjustment includes cash consideration of $47,250 received in exchange for the Connected Care Business, subject to finalization of certain post-closing working capital adjustments. The Purchaser placed $238 of the cash consideration in an escrow fund which is classified as restricted cash.

(D)	Represents the pro forma effect to remove the assets and liabilities included in the Disposition as if it had occurred on September 30, 2019.

(E)
Represents the pro forma effect of removing the relative fair value of goodwill attributable to the Connected Care Business as if the Disposition had occurred on September 30, 2019. Goodwill allocated to the Connected Care Business was calculated based on the fair value of the Connected Care Business as a percentage of the total fair value of the Connected Care Business and the Company that remains after the Disposition.

(F)	Pro forma adjustment includes $1,162 of additional accrued transaction costs directly attributable to the Disposition, not recorded as of September 30, 2019.

(G)
Represents the forfeiture of share-based awards in conjunction with the Disposition for the employees who ceased being employed by the Company and have become employees of the Purchaser relative to the Disposition.

(H)	The pro forma adjustment to accumulated deficit includes the following:

Cash received as consideration for Disposition	$47,250	(C)
Less: Net assets disposed	(12,133)
Gain on Disposition (1)	35,117
Estimated transaction costs associated with the Disposition	(1,162)	(F)
Effect of forfeiture of share-based awards on accumulated deficit (2)	65	(G)
Total pro forma adjustment to accumulated deficit	$34,020
(1) Represents the estimated Gain on the Disposition as if it had occurred on September 30, 2019. This gain is not reflected in the accompanying unaudited pro forma consolidated statement of operations because it is a nonrecurring item.
(2) Represents the offsetting effect on accumulated deficit of decreasing additional paid-in capital related to share-based awards forfeited at time of the Disposition.

(I)	Represents the pro forma effect of the Disposition on revenue and cost of revenue as if it had occurred on January 1, 2017.

(J)
Represents the pro forma effect of the Disposition on operating and administrative expenses as if it had occurred on January 1, 2017. Not included in the pro forma results are anticipated savings due to costs that may be reduced or eliminated.